Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-256038 and 333-254783) on Form S-8 of our report dated March 21, 2022, with respect to the consolidated financial statements of ThredUp Inc.
/s/ KPMG LLP

San Francisco, California
March 21, 2022